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                                                                    EXHIBIT 23.2

               CONSENT OF BECKLEY SINGLETON CHTD

April 14, 2005

To the Board of Directors of
 American Oriental Bioengineering, Inc.

        RE:     American Oriental Bioengineering, Inc.
                Registration Statement Filed on Form SB-2

Gentlemen:

We issued our opinion (the "Opinion") issued in connection with the private placement of shares of American Oriental Bioengineering, Inc. on November 23, 2004 (the "Private Placement"). We hereby consent to the use of the Opinion as an exhibit to the Registration Statement on Form SB-2 that American Oriental Bioengineering, Inc. is filing with the United States Securities and Exchange Commission to register the resale of the shares issued in the Private Placement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B.

Sincerely,

/s/ Beckley Singleton, Chtd.
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Beckley Singleton, Chtd.